1 Ally Financial Inc. Financial Outlook Update March 15, 2018

2 Forward-Looking Statements and Additional Information This presentation and related communications should be read in conjunction with the financial statements, notes, and other information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third-party data available at the time of the presentation or related communication. This presentation and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as our statements about targets and expectations for various financial and operating metrics. Forward-looking statements often use words such as ―believe,‖ ―expect,‖ ―anticipate,‖ ―intend,‖ ―pursue,‖ ―seek,‖ ―continue,‖ ―estimate,‖ ―project,‖ ―outlook,‖ ―forecast,‖ ―potential,‖ ―target,‖ ―objective,‖ ―trend,‖ ―plan,‖ ―goal,‖ ―initiative,‖ ―priorities,‖ or other words of comparable meaning or future-tense or conditional verbs such as ―may,‖ ―will,‖ ―should,‖ ―would,‖ or ―could.‖ Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2017, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our ―SEC filings‖). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings. This presentation and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to generally accepted accounting principles (―GAAP‖). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. Our use of the term ―loans‖ describes all of the products associated with our direct and indirect lending activities. The specific products include loans, retail installment sales contracts, lines of credit, leases, and other financing products. The term ―lend‖ or ―originate‖ refers to our direct origination of loans or our purchase or acquisition of loans.

3 CONFIDENTIAL Overview and Summary Outlook Business Overview Financial Drivers Capital and Balance Sheet Update Conclusion 1 2 3 4 Agenda 5

4 (end of period balances) Unsecured Debt 11% Secured Debt 12% Deposits 62% Other Borrowings 15% Ally Overview Note: Total Assets, Deposits, Customers (consumer auto and primary deposit), Asset Mix and Funding Mix as of 12/31/2017 Building the leading digital bank Asset Mix $167 billion of Assets Zero branches Over 5 million customers $93 billion of Deposits (Top 15 US interest bearing deposits) Funding Mix (1) Excludes Core OID balance. See page 50 for details. Includes trust preferred securities. (2) Other borrowings includes Demand Notes, FHLB borrowings and Repurchase Agreements. „Other‟ includes Insurance premium receivables and Other assets. „Gross receivables‟ exclude allowance for loan losses. (1) (2) (end of period balances, gross receivables shown) Retail Auto 41% Auto Lease 5% Commercial Auto 22%Cash and Securities 17% Mortgage 8% Corporate Finance 2% Other 5%

5  Optimizing risk-adjusted returns in auto finance while maintaining leading position as full spectrum lender  Balancing deposit growth and beta while continuing strategic objective to be more core funded  Maintain strong expense efficiency while supporting long-term strategic positioning, digital capabilities and product expansion  Financial path remains intact – incremental benefit from lower corporate tax rate Key Financial Themes and Priorities  Stronger position to generate and deploy capital as earnings grow

6 Medium-term Outlook(1) 2017 Actuals Medium-term (1) Adjusted EPS (2) growth 11% 18% + CAGR Core ROTCE (2) 9.8% 13% + Adjusted Efficiency Ratio (2) 45.8% Low 40s% Medium-term Outlook Ally continues execution of financial path to drive long-term value  Financial path positioned to deliver:  Accelerated and more diversified earnings growth  Return on equity expansion  Long-term operating leverage (1) Medium-term is referring to the next 2-3 years. See page 42 for more details. (2) Represents a non-GAAP financial measure. Adjusted EPS growth assumes a starting point of $2.16 of Adjusted EPS in 2016. See pages 43, 47 and 48 for details.

7 Near-term Outlook Medium-term Outlook(1) 2017 Actual 2018 Target Adjusted EPS growth (YoY) (1) 11% 20 - 30% Core ROTCE (1) 9.8% 10.5 - 11.5% Net financing revenue (excld Core OID) (1) up 8% up 3 - 6% Other revenue relatively flat relatively flat Provision expense up 25% flat to down 10% Noninterest expense up 6% up 4 - 6% Retail Auto NCO% 1.48% 1.4 - 1.6% Near-term Outlook (1) Represents a non-GAAP financial measure. See pages 43, 47 and 50 for details.

8 CONFIDENTIAL Overview and Summary Outlook Business Overview Financial Drivers Capital and Balance Sheet Update Conclusion 1 2 3 4 Agenda 5

9 Brief History Transitioned to more resilient business model 2010 - 2014 2015 - 2017 Product Mix Credit Mix (FICO) New Retail Standard Lease Used New Retail Subvented Super Prime (740+) Prime/Near (659–620) Nonprime (619-0) Prime (739–660) CSG / Other(1) (% of consumer auto originations) (% of retail auto originations) 1919 2006 2010 2015 2006 – 2009 Stabilization • Protected dealers during crisis • Launched Ally Bank and deposits • Became Bank Holding Company and received TARP funds 2010 – 2014 Restructuring • Shifted to dealer-centric model • Enhanced bank digital functionality • Addressed legacy issues 2015 – forward Growth • Optimize risk-adjusted returns • Reached $90B+ of deposits • Launch product diversification initiatives (1) Commercial Services Group (CSG) are business customers. Average annualized credit losses of 40-45 bps on CSG loans for 2016 and 2017. 19% 22% 35% 24% New Retail Subvented Lease New Retail Standard Used 2% 11% 45% 41% New R tail Subvent d Lease New Retail Standard Used 36% 35% 17% 9% 4% Super Prime (CB 740+) Prime (CB 739-660) Prime/Near (CB 659-620) 23% 35% 25% 12% 6% Auto

10 ($ billions) $12.4 $13.5 $5.9 $3.6 $2.6 $2.6 $45.1 $93.3 $53.0 $36.9 $47.1 $17.3 $169.7 $163.5 2011 2017 Capital and Liability Transformation Secured debt Cost of funds (excld Core OID and Core OID balance)(1) 3.5% 1.9% ↓ 160 bps Unsecured debt (excld Core OID balance)(1) Trust Preferred Preferred stock(2) MCP held by UST(3) Common equity / AOCI (1) Represents a non-GAAP financial measure. See pages 50 for details. (2) Liquidation preference of Series G perpetual preferred and Series A perpetual preferred shown (3) Mandatorily convertible preferred stock held by U.S. Department of Treasury Total deposits Significant funding transformation with capacity for additional deposit growth

Ally Today


ALLY AUTO
INSURANCE
ALLY INVEST
DEPOSITS
CORPORATE FINANCE
ally
CashBack
ally
VISA
CASHBACK CARD
Co-brand product[(1)]
ALLY HOME

Building the leading digital bank

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(1) The Ally CashBack Credit Card is issued by TD Bank N.A.

Proven Auto Finance Go-To-Market Strategy

Unique competitive advantages and capabilities

Significant National Scale	• $114 billion of total Auto Finance assets • ~18,500 active dealer relationships in all 50 states
Relationship Based	• Superior service model; multi-generational dealer relationships
Broadest Product Suite	• Commercial lending, Insurance and SmartAuction are differentiators
Full Spectrum	• Super-prime to sub-prime, new/used, loan/lease
Proven Adaptability	• Evolved from captive to diversified market-driven competitor
Forward Thinking	• Continue to position for future evolution with enhanced offerings and aligning with emerging industry players

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Note: based on period-end 12/31/2017

Auto Finance Products – Market Presence

Comprehensive and valuable product suite and full-spectrum credit provider

Product	Size	Highlights
Retail Loans	**$68** *Billion*	• 5% market share in 2017[1] • Optimizing risk-adjusted returns
Commercial Loans	**$37** *Billion*	• Largest dealer wholesale floorplan lender • Dealer floorplan is important driver to overall relationship
Lease	**$9** *billion*	• Reaching normalized balance • Portfolio mix: 18% Car | 82% Truck/SUV
Remarketing *(SmartAuction)*	**356** *thousand*	• 356k annual transactions on Ally's online auction platform • Remarketing for 56% of Ally's off-lease vehicles
Insurance products	**Commercial**	• Floorplan insurance products to dealers
	Retail	• Vehicle protection products to consumers
Additional	**Dealer Training & Marketing Services**	**Clearlane** · **Transportation and Equipment Finance** · **Ally Dealer Rewards**

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(1) Based on full year 2017 unit originations (new and used) per Experian

Note: Retail Auto Loans, Commercial Auto Loans and Lease based on period-end outstanding balance as of 12/31/2017

Product Expansion Update

Development of customer interface, technology and marketing to drive strategic initiatives

Corporate Finance

- Pre-tax income of $114 million up $43 million YoY
- Growing with disciplined credit approach within new and existing verticals

Ally Invest

- Funded brokerage accounts up 7% YoY, customer assets up 12% YoY
- Improving customer interface and mobile functionality in 2018

*~**$30 trillion** estimated wealth transfer to Millennial generation over the next 30 – 40 years*[1]

Ally Home

- Product launched and continue to address conversion rates
- Goal remains to scale to $3B+ of annual originations over medium-term

Ally Credit Card

- Co-branded cash back credit card offered through third party
- Majority of cardholders are multi-product Ally Bank customers

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Note: based on period-end 2017

(1) Accenture. The "Greater" Wealth Transfer – Capitalizing on the Intergenerational Shift in Wealth, 2015

15 Total deposits ($ billions) and retail deposit customers (millions) $35 $41 $48 $53 $58 $66 $79 $93 0.4 0.5 0.6 0.8 0.9 1.1 1.2 1.4 2010 2011 2012 2013 2014 2015 2016 2017 Total Deposits ($ billions) Retail Deposit Customers (millions) Growth from: • New retail customers • Existing retail customers • Ally Invest sweep deposits • Brokered Deposit and Customer Growth Strong brand and secular tailwinds driving digital banking growth Note: Domestic deposits for all periods. Ally Bank Named “Best Internet Bank” and “Best for Millennials” by Kiplinger‟s Personal Finance May 2017  Best Internet Bank  Best for Millennials

16 ($ billions) $21.8 $27.7 $35.0 $43.2 $47.9 $55.4 $66.6 $77.9 7.9% 9.1% 10.8% 12.6% 13.0% 13.8% 14.8% 16.0% 2010 2011 2012 2013 2014 2015 2016 2017 Ally Market Share of Direct Banks ($ billions) $277 $400 $449 $488 5.8% 6.2% 6.4% 6.7% 7.0% 7.3% 7.8% 8.2% 2010 2011 2012 2013 2014 2015 2016 2017 Market Share ($ trillions) $4.8 $4.9 $5.0 $5.1 $5.2 $5.5 $5.7 $5.9 2010 2011 2012 2013 2014 2015 2016 2017 ($ trillions) $7.9 $8.8 $9.4 $ .8 $10.4 $10.9 $11.6 $12.1 2010 2011 2012 20 3 2014 2015 2016 2017 Ally and Direct Banks Increasing Market Share Total growth slowed in 2017…. Retail growth in line with ‘10 – ’16 CAGR Direct Bank market share grew…. Ally Bank increasing market share…. +3.7% The sum of all domestic Office deposits ($ trillions) Source: FFIEC Call Reports / FDIC SDI - All Institutions / National Deposits ($ trillions) in all accounts up to $250k held in domestic offices and in insured branches in PR and US territories and possessions Source: FFIEC Call Reports / FDIC SDI +8.6% Direct Bank Deposit Market outstandings ($ billions). Source: Ally Bank estimates the market size using various sources including FDIC, FFIEC, NIC, earnings releases, 10K/Q +17.0% Ally Bank Retail Deposits, year-end balances ($ billions). +3.2% +6.8% +4.6% +20.1% +12.1%

17 Deposit Grow th and Deposit Beta – 3Q 2015 to 4Q 2017 -20% -10% 0% 10% 20% 30% 40% 50% Cumulative Deposit Increase Cumulative Beta (1.25% increase in Fed Funds) Peer Deposit Pricing Changes and Balance Growth Strongest deposit growth rate with modest rate change Source: Quarterly Interest paid (annualized) on average domestic interest-bearing deposits - Source: SNL Financial (FR Y-9C) Peers include: AXP, BAC, BBT, C, CFG, CMA, COF, DFS, FITB, JPM, PNC, RF, STI, USB and WFC Ally 4Q 17 $91.5 billion Ally 3Q 15 $62.8 billion +46% Deposit Growth

18 CONFIDENTIAL Overview and Summary Outlook Business Overview Financial Drivers Capital and Balance Sheet Update Conclusion 1 2 3 4 Agenda 5

19 ($ billions) $48.0 $50.6 $51.8 $53.5 $55.4 $59.0 $61.2 $63.9 $66.6 $70.0 $71.1 $74.9 $77.9 $10.2 $10.2 $10.2 $10.5 $11.0 $11.3 $11.6 $11.9 $12.4 $14.5 $15.1 $15.2 $15.3 $58.2 $60.9 $61.9 $64.0 $66.5 $70.3 $72.8 $75.7 $79.0 $84.5 $86.2 $90.1 $93.3 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 Retail Deposits Brokered / Other $22.7 $23.7 $23.7 $24.3 $24.6 25.4 25.9 $26.3 $26.2 $26.6 $27.4 $28.2 $28.1 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 $0.40 $0.52 $0.46 $0.51 $0.52 $0.52 $0.54 $0.56 $0.54 $0.48 $0.58 $0.65 $0.70 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 Core Metric Trend Adjusted Earnings per Share(1) Adjusted Total Net Revenue(2) Total Deposits Adjusted Tangible Book Value per Share(3) (3) Represents a non-GAAP financial measure. See page 46 for details. (1) Represents a non-GAAP financial measure. See page 44 for details. (2) Represents a non-GAAP financial measure. See page 50 for details. Note: Other includes mortgage escrow, dealer and other deposits Ex. tax reform $28.7 ($ millions) $835 $860 $927 $981 $995 $964 $998 $1,011 $99 $995 $1,084 $1,099 $1,113 $370 $440 $368 $332 $358 $380 $374 $388 $392 $396 $388 $381 $379 $1,205 $1,301 $1,295 $1,313 $1,353 $1,344 $1,372 $1,399 $1,383 $1,391 $1,472 $1,480 $1,492 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 Net financing revenue (excld Core OID) Other Revenue (adjusted) (2) (2)

20 ($ millions) $3,764 $3,964 $4,292 2015 2016 2017 Net Financing Revenue (excld Core OID)(1) Deposit growth and higher auto yields driving increase (1) Represents a non-GAAP financial measure. Excludes OID. See page 50 for details. Dynamics impacting progression: • Reduce unsecured and secured funding footprint • Deposit growth and beta • Higher loan yields / balances • Corporate Finance & Mortgage growth • Securities portfolio growth • Lease portfolio decline • Interest rates

21 Retail Auto Risk-Adjusted Yield Progression Expect asset yields to increase more than expected losses 2017 Average 2018 Expectations Retail Auto Yield (portfolio) Annual Losses (portfolio) Risk- Adjusted Yield 5.80% 6.0 - 6.2% 1.48% 1.4 - 1.6% 4.32% 4.4 - 4.8% Estimated retail auto originated yield(1) of current originations 6.5 – 6.7% Dynamics impacting progression: • Volume and mix • Benchmark rate moves • Competition (1) Estimated Retail Auto Originated Yield is a forward-looking non-GAAP financial measure determined by calculating the estimated average annualized yield for loans originated during the period. (2) Breakdown of the retail portfolio yield and balances by contributing vintage. Vintage yield is based on the corresponding blended yield of the remaining vintage balance. Retail Portfolio Details(2) (as of 12/31/2017) Vintage Yield (2) Vintage Balance (2) 2014 (and prior) 5.5% 12% 2015 5.4% 19% 2016 5.8% 29% 2017 6.3% 40% Retail Auto (portfolio) 5.8%

22 Outlook Lower Lease Balance Ally Terminated Units Declining Used Vehicle Prices (YoY change) Lease Dynamics • Ally expects approximately 4 - 5% decline in used vehicle values in each of 2018 and 2019 • Estimated annual pre-tax sensitivity to incremental 1% change: ‒ 2017: was ~$50 million ‒ 2018: ~$25 million • Remaining lease portfolio is predominately Chrysler vehicles J.D. Power Used Vehicle Price Index previously referred to as NADA. Average quarterly year-over-year change. -3.6% -3.7% -3.5% -5.8% -5.0% -4.8% -2.4% -0.1% 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 Forecast terminated units are scheduled and early terminations Lease Portfolio (end of period balance, $ billions) $20 $16 $11 $9 2014 2015 2016 2017 (# thousands) 79 76 81 72 78 72 64 54 42 30 27 25 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18E 2Q 18E 3Q 18E 4Q 18E

23 ($ millions) $1,498 $1,534 $1,544 2015 2016 2017 Other Revenue (Adj.)(1) Focused on growth over medium-term due to product expansion initiatives (1) Represents a non-GAAP financial measure. Excludes activity related to the extinguishment of high-cost legacy debt. See page 50 for calculation methodology and details. Dynamics impacting progression: • Growing Insurance business • Loan sales / investment gains • Contribution from scaling newer consumer products ‒ Wealth management fees ‒ Mortgage originations

24 ($ millions) $609 $801 $1,010 $130 $97 $48 ($33) $20 $91 $707 $917 $1,148 2015 2016 2017 Net losses Loan growth (adjusted for impact of loan sales) Change in coverage ratio Provision Expense Retail auto growth moderating and credit mix normalizing Dynamics impacting progression: • Mix and seasoning of portfolio • Cyclical dynamics ‒ Unemployment ‒ Used vehicle prices ‒ Consumer leverage • Hurricane reserve

25 Year-over-year change in annualized retail auto net charge-off rate; basis point change 7 7 7 11 15 29 36 36 46 27 8 18 0% 10% 20% 30% 40% 50% 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 Retail Auto Net Charge-offs Normalizing YoY basis point change in retail auto NCO% YoY percent change in retail auto NCO% 3Q / 4Q timing from hurricane impacts (temporary relief programs for borrowers)

26 Low Loss Commercial Auto Portfolio Source: Industry C&I data sourced from www.ffiec.org Annual net charge-off rates for Ally’s Commercial Auto portfolio and Industry Commercial & Industrial (C&I) loans -0.2% 0.3% 0.8% 1.3% 1.8% 2.3% 2.8% Ally U.S. Commercial Auto Portfolio Industry C&I

27 Noninterest Expense ($ millions) & Adjusted Efficiency Ratio (1) $2,761 $2,939 $3,110 45% 45% 46% 2015 2016 2017 Noninterest Expense Adjusted Efficiency Ratio Noninterest Expense Dynamics impacting progression: • Continued technology enhancements and investments • Product expansion • Marketing / brand awareness • Regulatory costs Positioning for the long-term by supporting deposit growth, technology and product expansion (1) (1) Represents a non-GAAP financial measure. See page 48 for details.

28 CONFIDENTIAL Overview and Summary Outlook Business Overview Financial Drivers Capital and Balance Sheet Update Conclusion 1 2 3 4 Agenda 5

Capital Allocation

Expect earnings growth to support increased capital generation and deployment

Historical CCAR Capital Plans Summary

	Payout			CET1 Ratio[1]		
($ millions)	Repurchases	Dividend	Total	Target	Start	Stress[2]
CCAR '16	$700	$151	$850	>9.0%	9.2%	5.2%
CCAR '17	$760	$221	$982		9.4%	5.2%

Share Repurchases

- Efficient deployment of excess capital given implied ROE with minimal execution risk

Common Dividend

- Modest growth expected over time

Balance Sheet Growth

- Prudently grow higher return businesses and capital efficient assets to support ROTCE expansion

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(1) Common Equity Tier 1 ("CET1") subject to ongoing transition periods and other provisions under Basel III.
(2) Federal Reserve's projected minimum Basel III CET1 ratio in its CCAR Severely Adverse scenario.

30 Interest Rate Positioning • Balance Sheet Dynamics ‒ Consistently growing cost-efficient deposit base ‒ Short duration, fixed rate retail auto portfolio ‒ Floating rate commercial auto portfolio ‒ Growing fixed rate, longer duration mortgage and investment security portfolios ‒ Reduced reliance on higher-beta wholesale funding ‒ Dynamic interest rate positioning through balance sheet management tools • Interest Rate Risk Position ‒ Overall, Ally has reflected a relatively neutral rate position; NII impact of (1%) – (3%) over 12 months(1) ‒ Influenced by deposits re-pricing/beta assumptions ‒ Significant net financing revenue growth, primarily through liability optimization ‒ Recently positioned to reduce sensitivity to short term rate increases ‒ Remain positioned to benefit from steeper forward curve; relatively neutral overall (1) Simulation analysis for Instantaneous +100 basis point shock described in 10-K MD&A under Net Financing Revenue Sensitivity Analysis. Current position as of February 2018 Inst ntane us Rate Shocks D to N ex t 1 2 m os . N II $(350) $(300) $(250) $(200) $(150) $(100) $(50) $- +100bps +200bps 12/31/2017 Current Gradual Rate Shocks D to N ex t 1 2 m os . N II $(350) $(300) $(250) $(200) $(150) $(100) $(50) $- $50 +100bps +200bps 12/31/2017 Current

31 Ally - Deposit Pricing Path v. Fed Funds Target 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% All y D ep os it P ric ing Fed Funds Target Deposit Beta Modeling pass-through rate to steepen over time • Deposit growth expected to outpace balance sheet growth over next several years as funding mix is optimized • Deposit beta has lagged more than initially expected but has recently accelerated in line with original expectations • Expect cumulative medium-term retail deposits beta to approach 50% of benchmark changes, approaching 75% longer-term Longer-term Deposit Beta 70-75% Medium-term Deposit Beta 30-50% Ally‟s interest rate risk models use dynamic assumptions driven by a number of factors, including the overall level of interest rates and the spread between short-term and long-term interest rates to project changes in Ally‟s retail deposit offered rates. Please see the 10-K for more details. Drivers and dynamics: • Consumer trends and deposit market growth • Competitor appetite and rate moves • Marketing and brand • Flexing alternative funding • Strategic importance of customer growth 4Q 17 retail deposit portfolio rate vs. Fed Funds target

32 Asset Mix ($ billions) FY 2016(1) FY 2017(1) Average Balance Average Yield Average Balance Average Yield 2018 Expectations Retail Auto Loan $64 5.5% $67 5.8% • Relatively stable with potential for growth Commercial Auto $35 3.0% $37 3.5% • Relatively stable Auto Lease $14 6.8% $10 6.4% • Relatively stable Mortgage $11 3.3% $11 3.5% • Moderate growth Corporate Finance $3 6.5% $4 7.1% • Moderate growth Total Loans & Leases $127 4.8% $129 5.0% Securities $18 2.3% $23 2.5% • Moderate growth Cash & Other $4 0.6% $4 1.8% • Relatively stable Total Earning Assets $149 4.4% $156 4.6% Expect growth from capital efficient assets while auto assets relatively flat (1) Average balances as of 12/31/2017 and 12/31/2016, yields represent full year averages.

Liability Mix

Expect funding mix to be normalized over next 2 - 3 years



2013
FHLB / Other 5%
Unsecured 27%
Deposits 41%
Secured 28%
2017
FHLB / Other 15%
Unsecured 11%
Secured 12%
Deposits 62%
Medium-term Target
~8-10% each
FHLB / Other
Unsecured
Secured
Deposits ~70 - 75%

Note: Funding profiles based on 4Q average daily balances; excludes Core OID balance. See page 50 for more details.

($ billions)	FY 2016[1] Average Balance	FY 2016[1] Average Rate	FY 2017[1] Average Balance	FY 2017[1] Average Rate	2018 Expectations
Deposits[2]	$73	1.1%	$87	1.2%	Continued growth
Secured Debt	$33	1.6%	$24	2.1%	Incremental funding option
Unsecured Debt *(excld Core OID and Core OID balance)*[4]	$22	4.9%	$20	5.1%	Scheduled maturities replaced with deposit funding
FHLB/Other[3]	$12	1.1%	$15	1.4%	Efficient funding for mortgage portfolio
Total Funding Source *(excld Core OID and Core OID balance)*[4]	**$140**	**1.8%**	**$146**	**1.9%**	

(1) Average balances as of 12/31/2016 and 12/31/2017; rates represent full year averages.
(2) Includes brokered deposits. Includes average noninterest-bearing deposits of $94 million in 2016 and $101 million in 2017.
(3) Includes Demand Notes, FHLB, and Repurchase Agreements
(4) Represents a non-GAAP financial measure. Excludes OID balance from average balance and Core OID from average rate. See page 50 for calculation methodology and details.

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Unsecured Maturities

Significant benefit as unsecured debt maturities are replaced with low-cost deposits

Ally Unsecured Debt Securities[1]

Maturity Date	Coupon	Principal Amount Outstanding[2] ($ billions)	Illustrative EPS Savings @ Refi. Cost of:[3] 1.50%	2.50%
12/1/2017	6.250	$1.00	$0.08	$0.07
12/15/2017	2.500	$0.46	$0.01	$0.00
2/13/2018	3.250	$0.60	$0.02	$0.01
5/21/2018	3.600	$1.00	$0.04	$0.02
9/10/2018	4.750	$0.75	$0.05	$0.03
11/5/2018	3.250	$0.75	$0.02	$0.01
12/31/2018	8.000	$0.48	$0.06	$0.05
1/27/2019	3.500	$0.75	$0.03	$0.01
11/18/2019	3.750	$0.80	$0.04	$0.02
3/15/2020	8.000	$0.97	$0.13	$0.11
3/30/2020	4.125	$0.75	$0.04	$0.02
9/15/2020	7.500	$0.46	$0.06	$0.05
4/15/2021	4.250	$0.60	$0.03	$0.02
2/13/2022	4.125	$0.65	$0.04	$0.02
5/19/2022	4.625	$0.40	$0.03	$0.02
9/30/2024	5.125	$0.70	$0.05	$0.04
3/30/2025	4.625	$0.50	$0.03	$0.02
11/20/2025	5.750	$1.05	$0.09	$0.07
11/1/2031	8.000	$0.49	$0.07	$0.06
11/1/2031	8.000	$2.00	$0.27	$0.23

~$9 billion in maturities
(4Q '17 – '20)

Between $0.40 - $0.50 annual EPS benefit

Long runway for continued liability optimization

(1) *Excludes retail notes, demand notes and trust preferred securities.*
(2) *Reflects notional value of outstanding bond. Excludes total GAAP OID and capitalized transaction costs.*
(3) *Illustrative EPS savings reflects annual interest savings based on difference between stated coupon and assumed refinancing cost. Assumes a 21% tax rate.*

34

35 ($ billions) FY 2016(1) FY 2017(1) Average Balance Average Yield Average Balance Average Yield Secured Facilities Bank $3 1.3% $2 2.0% Parent $14 1.6% $10 2.2% Securitization Platforms AFIN (parent)(2) $8 1.9% $5 2.6% AART(3) $2 1.3% $3 1.7% AMOT(4) $6 1.5% $4 1.9% Lease(5) $1 1.3% $0.1 2.1% Total Secured Funding $33 1.6% $24 2.1% Secured Debt Footprint Secured funding continues to be efficient alternative for incremental funding Note: does not include FHLB funding (1) Average balances as of 12/31/2016 and 12/31/2017; rates represent full year averages. (2) AFIN – Ally Financial Inc. (Parent) non-prime retail auto loan asset backed securitization program (3) AART – Ally Bank prime retail auto loan asset backed securitization program (4) AMOT – Ally Bank dealer floorplan asset backed securitization program (5) Lease/ALLYL – Ally Bank lease asset backed securitization program Substantial reduction in parent funding needs given Tier 1 Leverage normalization at Ally Bank ~12% of Ally’s retail auto portfolio is in term ABS trusts

36 CONFIDENTIAL Overview and Summary Outlook Business Overview Financial Drivers Capital and Balance Sheet Update Near-term Outlook and Conclusion 1 2 3 4 Agenda 5

37 1Q 2018 Outlook Net Financing Revenue (excld Core OID)(1) Provision Expense Noninterest Expense Up 6 – 8% YoY Relatively flat YoY Relatively flat YoY Up 4 – 5% YoY 1Q Expectation Commentary • Continued YoY benefit from deposit growth and higher yields • QoQ impacted by deposit pricing, balance sheet positioning and lease gains Other Revenue • Higher auto loan sale activity in the prior year quarter • Retail auto portfolio mix normalizing • Continued deposit growth and investments in technology and product expansion • QoQ seasonal compensation and benefits impact in 1Q (1) Represents a non-GAAP financial measure. Excludes Core OID. See page 50 for details.

38 Medium-term Outlook(1) 2017 Actuals Medium-term (1) Adjusted EPS (2) growth 11% 18% + CAGR Core ROTCE (2) 9.8% 13% + Adjusted Efficiency Ratio (2) 45.8% Low 40s% Conclusion  Continued execution along strong earnings growth path  Auto finance business is successfully optimizing returns and navigating cyclical dynamics  Strong secular trends towards digital banking creates tailwind for Ally  Key focus on balancing expense and deposit beta with strategic initiatives:  Grow the customer base and elevate our brand presence  Scale our expanded product offerings  Position company for the long term Ally continues execution of financial path to drive long-term value (1) Medium-term is referring to the next 2-3 years. See page 42 for more details. (2) Represents a non-GAAP financial measure. Adjusted EPS growth assumes a starting point of $2.16 of Adjusted EPS in 2016. See pages 43, 47 and 48 for details.

39 CONFIDENTIAL Supplemental

40 ($ billions) $1.6 $1.6 $1.4 $1.4 $1.1 $1.1 $0.9 $1.0 $0.9 $0.8 $0.7 $0.5 $1.1 $1.1 $1.0 $1.0 $0.8 $0.8 $0.7 $0.7 $0.6 $0.5 $0.4 $0.3 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 Net GAAP DTA Balance Disallowed DTA Tax Dynamics Utilization of remaining disallowed DTA drives incremental organic capital generation • Expect ongoing effective tax rate of 23 – 24% • Continue to opportunistically target tax strategies to reduce ETR post tax reform Supplemental

41 Adjusted Tangible Book Value per Share(1) ($ billions) $24.6 $26.2 $28.1 4Q 15 4Q 16 4Q 17 Dynamics impacting progression: • Pace of earnings growth • Changes in AOCI • Common distributions • Revenue recognition (adoption of new accounting pronouncements) Expect continued Book Value growth along with improved returns (1) Represents a non-GAAP financial measure. See pages 45 for details. Supplemental

42 Notes on non-GAAP and other financial measures Supplemental 1) Accelerated issuance expense (Accelerated OID) is the recognition of issuance expenses related to calls of redeemable debt. 2) Core net income attributable to common shareholders is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core net income attributable to common shareholders adjusts GAAP net income attributable to common shareholders for discontinued operations net of tax, tax- effected Core OID expense, tax-effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, certain discrete tax items and preferred stock capital actions. See page 43 for calculation methodology and details. 3) Core original issue discount (Core OID) amortization expense is a non-GAAP financial measure for OID, primarily related to bond exchange OID which excludes international operations and future issuances. See page 50 for calculation methodology and details. 4) Core outstanding original issue discount balance (Core OID balance) is a non-GAAP financial measure for outstanding OID, primarily related to bond exchange OID which excludes international operations and future issuances. See page 50 for calculation methodology and details. 5) Core pre-tax income is a non-GAAP financial measure that adjusts pre-tax income from continuing operations by excluding (1) Core OID and (2) repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 49 for calculation methodology and details. 6) Estimated Retail Auto Originated Yield is a forward-looking non-GAAP financial measure determined by calculating the estimated average annualized yield for loans originated during the period. 7) Interest rate risk modeling – We prepare our forward-looking baseline forecasts of net financing revenue taking into consideration anticipated future business growth, asset/liability positioning, and interest rates based on the implied forward curve. We have experienced significant growth in deposit balances over the past several years, resulting in increased exposure to deposit portfolio repricing assumptions on liquid and time deposit balances. During the first quarter of 2017 we implemented a dynamic pass-through modeling assumption on our retail liquid deposit portfolio, whereby deposit pass-through levels increase as the absolute level of short-term market interest rates rise. Our baseline forecast assumes a medium-term cumulative deposit beta on retail liquid products of 30% to 50%, steadily increasing to approximately 75% over the longer term. For deposits with contractual maturities, we assume betas will exceed retail liquid product levels on new and maturing volumes. We continually monitor industry and competitive repricing activity along with other market factors when contemplating deposit pricing actions. Please see the 2017 10-K for more details. 8) Medium-term is referring to the next 2-3 years. Excludes potential impact of Current Expected Credit Losses (“CECL”). The medium-term for the Adjusted EPS compound annual growth rate (“CAGR”) assumes a starting point of $2.16 in 2016. 9) Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value and loans held-for-sale. 10) Tangible Common Equity is a non-GAAP financial measure that is defined as common stockholders‟ equity less goodwill and identifiable intangible assets, net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Ally believes that tangible common equity is important because we believe readers may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. For purposes of calculating Core return on tangible common equity (Core ROTCE), tangible common equity is further adjusted for tax-effected Core OID balance and net deferred tax asset. See page 47 for more details. 11) U.S. consumer auto originations  New Retail – standard and subvented rate new vehicle loans  Lease – new vehicle lease originations  Used – used vehicle loans  Growth – total originations from non-GM/Chrysler dealers and direct-to-consumer loans The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for U.S. GAAP measures: Adjusted Earnings per Share (Adjusted EPS), Core Pre-Tax Income, Core Net Income Attributable to Common Shareholders, Core Return on Tangible Common Equity (Core ROTCE), Estimated Retail Auto Originated Yield, Adjusted Efficiency Ratio, Adjusted Total Net Revenue, Adjusted Other Revenue, Core original issue discount (Core OID) amortization expense and Core outstanding original issue discount balance (Core OID balance), Net Financing Revenue, excluding Core OID and Adjusted Tangible Book Value per Share (Adjusted TBVPS). These measures are used by management and we believe are useful to investors in assessing the company’s operating performance and capital. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document

Supplemental

GAAP to Core Results - Annual

Adjusted Earnings per Share ("Adjusted EPS")

		FY 2017	FY 2016	FY 2015
Numerator ($ millions)				
GAAP net income attributable to common shareholders		$ 929	$ 1,037	$ (1,282)
less: Discontinued operations, net of tax		(3)	44	(392)
add back: Core OID & Accelerated OID		71	59	59
add back: Repositioning Items		-	11	349
less: Core OID, Accelerated OID, & repositioning tax *(tax rate 35% starting 1Q16; 34% prior)*		(25)	(24)	(139)
Significant discrete tax items		119	(84)	-
Series G Actions		-	-	2,350
Series A Actions		-	1	22
Core net income attributable to common shareholders	[a]	$ 1,091	$ 1,043	$ 967
Denominator				
Weighted-average common shares outstanding - *(Diluted, thousands)*	[b]	455,350	482,182	483,934
Adjusted EPS	[a] / [b]	$ 2.39	$ 2.16	$ 2.00

Adjusted earnings per share (Adjusted EPS) *is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) adds back tax-effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, (4) excludes certain discrete tax items that do not relate to the operating performance of the core businesses, and (5) adjusts for preferred stock capital actions (e.g., Series A and Series G) that have been taken by the company to normalize its capital structure.*

43

Supplemental

GAAP to Core Results - Quarterly

ally

Adjusted Earnings per Share ("Adjusted EPS")		QUARTERLY TREND												
		4Q 17	3Q 17	2Q 17	1Q 17	4Q 16	3Q 16	2Q 16	1Q 16	4Q 15	3Q 15	2Q 15	1Q 15	4Q 14
Numerator ($ millions)														
GAAP net income attributable to common shareholders		$ 181	$ 282	$ 252	$ 214	$ 248	$ 209	$ 345	$ 235	$ (953)	$ 230	$ (1,069)	$ 509	$ 109
less: Discontinued operations, net of tax		(2)	(2)	2	(1)	(2)	52	(3)	(3)	13	5	(13)	(397)	(26)
add back: Core OID & Accelerated OID		19	18	17	16	15	15	14	15	12	11	18	17	42
add back: Repositioning items		-	-	-	-	-	-	4	7	3	2	154	190	167
less: Core OID, Accelerated OID, & repositioning items tax *(tax rate 35% starting 1Q16; 34% prior)*		(7)	(6)	(6)	(6)	(5)	(5)	(6)	(8)	(5)	(5)	(58)	(71)	(71)
Significant Discrete tax items		119	-	-	-	-	-	(91)	7	-	-	-	-	(30)
Series G Actions		-	-	-	-	-	-	-	-	1,179	-	1,171	-	-
Series A Actions		-	-	-	-	-	-	1	-	-	-	22	-	-
Core net income attributable to common shareholders	[a]	$ 310	$ 292	$ 265	$ 224	$ 256	$ 271	$ 263	$ 253	$ 249	$ 244	$ 224	$ 249	$ 192
Denominator														
Weighted-average common shares outstanding - *(Diluted, thousands)*	[b]	444,985	451,078	458,819	466,829	474,505	483,575	486,074	484,654	484,845	484,399	483,687	482,782	483,091
Adjusted EPS	[a] / [b]	$ 0.70	$ 0.65	$ 0.58	$ 0.48	0.54	$ 0.56	$ 0.54	$ 0.52	$ 0.52	$ 0.51	$ 0.46	$ 0.52	$ 0.40

Adjusted earnings per share (Adjusted EPS) *is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) adds back tax-effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, (4) excludes certain discrete tax items that do not relate to the operating performance of the core businesses, and (5) adjusts for preferred stock capital actions (e.g., Series A and Series G) that have been taken by the company to normalize its capital structure.*

44

Supplemental

GAAP to Core Results - Annual

ally

Adjusted Tangible Book Value per Share ("Adjusted TBVPS")

		FY 2017	FY 2016	FY 2015
Numerator ($ billions)				
GAAP shareholder's equity		$ 13.5	$ 13.3	$ 13.4
less: Preferred equity		-	-	(0.7)
GAAP common shareholder's equity		**$ 13.5**	**$ 13.3**	**$ 12.7**
less: Goodwill and identifiable intangibles, net of DTLs		(0.3)	(0.3)	(0.0)
Tangible common equity		13.2	13.0	12.7
less: Tax-effected Core OID balance *(21% tax rate starting 4Q17, 35% starting 1Q16; 34% prior)*		(0.9)	(0.8)	(0.9)
Adjusted tangible book value	[a]	**$ 12.3**	**$ 12.2**	**$ 11.9**
Denominator				
Issued shares outstanding *(period-end, thousands)*	[b]	**437,054**	**467,000**	**481,980**
Metric				
GAAP shareholder's equity per share		$ 30.9	$ 28.5	$ 27.9
less: Preferred equity per share		-	-	(1.4)
GAAP common shareholder's equity per share		**$ 30.9**	**$ 28.5**	**$ 26.4**
less: Goodwill and identifiable intangibles, net of DTLs per share		(0.7)	(0.6)	(0.1)
Tangible common equity per share		30.2	27.9	26.4
less: Tax-effected Core OID balance *(21% tax rate starting 4Q17, 35% starting 1Q16; 34% prior) per share*		(2.1)	(1.7)	(1.8)
Adjusted tangible book value per share	[a] / [b]	**$ 28.1**	**$ 26.2**	**$ 24.6**

Adjusted tangible book value per share (Adjusted TBVPS) *is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder's equity per share. Adjusted TBVPS generally adjusts common equity for (1) goodwill and identifiable intangibles, net of DTLs, (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered and (3) Series G discount which reduces tangible common equity as the company has normalized its capital structure.*

Note: in December 2017 tax-effected Core OID balance was adjusted from a statutory U.S. Federal tax rate of 35% to 21% ("rate") as a result of changes to U.S. tax law. The adjustment conservatively increased the tax-effected Core OID balance and consequently reduced Adjusted TBVPS as any acceleration of the non-cash charge in future periods would flow through the financial statements at a 21% rate versus a previously modeled 35% rate.

45

46 GAAP to Core Results - Quarterly Supplemental Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder‟s equity per share. Adjusted TBVPS generally adjus ts common equity for (1) goodwill and identifiable intangibles, net of DTLs, (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered and (3) Series G discount which reduces tangible common equity as the company has normalized its capital structure. Note: in December 2017 tax-effected Core OID balance was adjusted from a statutory U.S. Federal tax rate of 35% to 21% (“rate”) as a result of changes to U.S. tax law. The adjustment conservatively increased the tax-effected Core OID balance and consequently reduced Adjusted TBVPS as any acceleration of the non-cash charge in future periods would flow through the financial statements at a 21% rate versus a previously modeled 35% rate. Adjusted Tangible Book Value per Share ("Adjusted TBVPS") 4Q 17 3Q 17 2Q 17 1Q 17 4Q 16 3Q 16 2Q 16 1Q 16 4Q 15 3Q 15 2Q 15 1Q 15 4Q 14 Numerator ($ billions) GAAP shareholder's equity 13.5$ 13.6$ 13.5$ 13.4$ 13.3$ 13.6$ 13.6$ 13.8$ 13.4$ 14.6$ 14.3$ 15.9$ 15.4$ less: Preferred equity - - - - - - - (0.7) (0.7) (0.8) (0.8) (1.3) (1.3) GAAP Common shareholder's equity 13.5$ 13.6$ 13.5$ 13.4$ 13.3$ 13.6$ 13.6$ 13.1$ 12.7$ 13.8$ 13.5$ 14.7$ 14.1$ less: Goodwill and identifiable intangibles, net of DTLs (0.3) (0.3) (0.3) (0.3) (0.3) (0.3) (0.3) (0.0) (0.0) (0.0) (0.0) (0.0) (0.0) Tangible common equity 13.2 13.3 13.2 13.1 13.0 13.3 13.3 13.1 12.7 13.8 13.5 14.7 14.1 less: Tax-effected Core OID balance (21% tax rate starting 4Q17, 35% starting 1Q16; 34% prior) (0.9) (0.8) (0.8) (0.8) (0.8) (0.8) (0.8) (0.8) (0.9) (0.9) (0.9) (0.9) (0.9) less: Series G discount - - - - - - - - - (1.2) (1.2) (2.3) (2.3) Adjusted tangible book value [a] 12.3$ 12.5$ 12.4$ 12.3$ 12.2$ 12.5$ 12.5$ 12.3$ 11.9$ 11.7$ 11.4$ 11.4$ 10.9$ Denominator Issued shares outstanding (period-end, thousands) [b] 437,054 443,796 452,292 462,193 467,000 475,470 483,753 483,475 481,980 481,750 481,750 481,503 480,095 Metric GAAP shareholder's equity per share 30.9$ 30.6$ 29.8$ 28.9$ 28.5$ 28.7$ 28.1$ 28.6$ 27.9$ 30.3$ 29.7$ 33.1$ 32.1$ less: Preferred equity per share - - - - - - - (1.4) (1.4) (1.7) (1.7) (2.6) (2.6) GAAP common shareholder's equity per share 30.9$ 30.6$ 29.8$ 28.9$ 28.5$ 28.7$ 28.1$ 27.2$ 26.4$ 28.6$ 28.0$ 30.5$ 29.5$ less: Goodwill and identifiable intangibles, net of DTLs per share (0.7) (0.6) (0.6) (0.6) (0.6) (0.6) (0.6) (0.1) (0.1) (0.1) (0.1) (0.1) (0.1) Tangible common equity per share 30.2 29.9 29.2 28.3 27.9 28.0 27.6 27.1 26.4 28.6 27.9 30.4 29.4 less: Tax-effected Core OID balance (21% tax rate starting 4Q17, 35% starting 1Q16; 34% prior) per share (2.1) (1.8) (1.7) (1.7) (1.7) (1.7) (1.7) (1.7) (1.8) (1.8) (1.8) (1.8) (1.9) less: Series G discount per share - - - - - - - - - (2.4) (2.4) (4.9) (4.9) Adjusted tangible book value per share [a] / [b] 28.1$ 28.2$ 27.4$ 26.6$ 26.2$ 26.3$ 25.9$ 25.4$ 24.6$ 24.3$ 23.7$ 23.7$ 22.7$ QUARTERLY TREND

47 GAAP to Core Results - Annual Supplemental Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and net DTA. Ally‟s core net income attributable to common shareholders utilized a static 34% tax rate for purposes of calculating Core ROTCE through 4Q 2015. As of 1Q 2016, Ally‟s Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for any discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share. (1) In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, certain discrete tax items and preferred stock capital actions. (2) In the denominator, GAAP shareholder‟s equity is adjusted for preferred equity and goodwill and identifiable intangibles net of DTL, Core OID balance, and net DTA. Core Return on Tangible Common Equity ("Core ROTCE") FY 2017 FY 2016 FY 2015 Numerator ($ millions) GAAP net income attributable to common shareholders 929$ 1,037$ (1,282)$ less: Discontinued operations, net of tax (3) 44 (392) add back: Core OID 71 59 59 add back: Repositioning items - 11 349 less: Core OID & Repositioning items tax (tax rate 35% starting 1Q16; 34% prior) (25) (24) (139) Significant discrete tax items & other 119 (84) 22 Series G Actions - - 2,350 Series A Actions - 1 22 Core net income attributable to common shareholders [a] 1,091$ 1,043$ 990$ Denominator (2-period average, $ billions) GAAP shareholder's equity 13.4$ 13.4$ 14.4$ less: Preferred equity - (0.3) (1.0) less: Goodwill & identifiable intangibles, net of deferred tax liabilities ("DTLs") (0.3) (0.2) (0.0) Tangible common equity 13.1$ 12.9$ 13.4$ less: Core OID balance (1.2) (1.3) (1.3) less: Net deferred tax asset ("DTA") (0.7) (1.2) (1.6) Normalized common equity [b] 11.2$ 10.4$ 10.5$ Core Return on Tangible Common Equity [a] / [b] 9.8% 10.0% 9.4% add back: Core OID & Accelerated OID 19 18 17 16 15

48 GAAP to Core Results - Annual Supplemental Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Insurance segment expense, repositioning items primarily related to strategic activities and rep and warrant expense. In the denominator, total net revenue is adjusted for Insurance segment revenue, repositioning items primarily related to the extinguishment of high-cost legacy debt and Core OID. See the most recent 10-K for the combined ratio for the Insurance segment which management uses as a primary measure of underwriting profitability for the Insurance business. Adjusted Efficiency Ratio FY 2017 FY 2016 FY 2015 FY 2014 Numerator ($ millions) Total noninterest expense 3,110$ 2,939$ 2,761$ 2,948$ less: Rep and warrant expense (0) (6) (13) (10) less: Insurance expense 950 940 879 988 less: Repositioning items - 9 7 39 Adjusted noninterest expense for the efficiency ratio [a] 2,160$ 1,997$ 1,888$ 1,932$ Denominator ($ millions) Total net revenue 5,765$ 5,437$ 4,861$ 4,651$ add: Core OID 71 59 59 186 add: Repositioning items - 3 342 148 less: Insurance revenue 1,118 1,097 1,090 1,185 Adjusted net revenue for the efficiency ratio [b] 4,718$ 4,401$ 4,172$ 3,800$ Adjusted Efficiency Ratio [a] / [b] 45.8% 45.4% 45.3% 50.8% add back: Core OID & Accelerated OID 19 18 17 16 15

Supplemental

GAAP to Core Results

($ millions)	4Q 17 GAAP	4Q 17 Core OID & Repositioning Items	4Q 17 Non-GAAP (1)	3Q 17 GAAP	3Q 17 Core OID & Repositioning Items	3Q 17 Non-GAAP (1)	4Q 16 GAAP	4Q 16 Core OID & Repositioning Items	4Q 16 Non-GAAP (1)
Consolidated Ally									
Net financing revenue	$ 1,094	$ 19	$ 1,113	$ 1,081	$ 18	$ 1,099	$ 976	$ 15	$ 991
Total other revenue	379	-	379	381	-	381	392	-	392
Provision for loan losses	294	-	294	314	-	314	267	-	267
Noninterest expense	769	-	769	753	-	753	721	-	721
Pre-tax income from continuing operations	**$ 410**	**$ 19**	**$ 429**	**$ 395**	**$ 18**	**$ 413**	**$ 380**	**$ 15**	**$ 395**
Corporate / Other (incl. Legacy & Wealth)									
Net financing revenue	$ 60	$ 19	$ 79	$ 45	$ 18	$ 63	$ (8)	$ 15	$ 7
Total other revenue (loss)	23	-	23	20	-	20	43	-	43
Provision for loan losses	(3)	-	(3)	(5)	-	(5)	2	-	2
Noninterest expense	75	-	75	68	-	68	66	-	66
Pre-tax (loss) income from continuing operations	**$ 11**	**$ 19**	**$ 30**	**$ 2**	**$ 18**	**$ 20**	**$ (33)**	**$ 15**	**$ (18)**

($ millions)	FY 2017 GAAP	FY 2017 Core OID & Repositioning Items	FY 2017 Non-GAAP (1)	FY 2016 GAAP	FY 2016 Core OID & Repositioning Items	FY 2016 Non-GAAP (1)	FY 2015 GAAP	FY 2015 Core OID & Repositioning Items	FY 2015 Non-GAAP (1)	FY 2014 GAAP	FY 2014 Core OID & Repositioning Items	FY 2014 Non-GAAP (1)
Consolidated Ally												
Net financing revenue	$ 4,221	$ 71	4,292	$ 3,907	$ 57	$ 3,964	$ 3,719	$ 45	$ 3,764	$ 3,375	$ 172	$ 3,547
Total other revenue	1,544	-	1,544	1,530	4	1,534	1,142	356	1,498	1,276	162	1,438
Total net revenue	5,765	71	5,836	5,437	61	5,498	4,861	401	5,262	4,651	334	4,985
Provision for loan losses	1,148	-	1,148	917	-	917	707	-	707	457	-	457
Noninterest expense	3,110	-	3,110	2,939	(9)	2,931	2,761	(7)	2,754	2,948	(39)	2,909
Pre-tax income from continuing operations	**$ 1,507**	**$ 71**	**$ 1,578**	**$ 1,581**	**$ 70**	**$ 1,651**	**$ 1,393**	**$ 408**	**$ 1,801**	**$ 1,246**	**$ 373**	**$ 1,619**

(1) Non-GAAP line items walk to Core pre-tax income, a non-GAAP financial measure that adjusts pre-tax income . See page 42 for definitions.

49

Supplemental

GAAP to Core Results

Original Issue Discount Expense ($ millions)	ANNUAL TREND FY 2017	FY 2016	FY 2015	FY 2014	FY 2011	QUARTERLY TREND 4Q 17	3Q 17	2Q 17	1Q 17	4Q 16	3Q 16	2Q 16	1Q 16	4Q 15	3Q 15	2Q 15	1Q 15	4Q 14
Core original issue discount expense (1)	$ 71	$ 57	$ 45	$ 172	$ 912	$ 19	$ 18	$ 17	$ 16	$ 15	$ 15	$ 14	$ 13	$ 12	$ 11	$ 11	$ 10	$ 36
Other OID	20	21	16	11	7	5	5	5	5	6	6	4	5	5	5	4	4	4
GAAP original issue discount expense	$ 90	$ 78	$ 61	$ 183	$ 919	$ 24	$ 23	$ 22	$ 21	$ 21	$ 21	$ 18	$ 18	$ 17	$ 16	$ 15	$ 14	$ 40

Unamortized Original Issue Discount ($ millions)	ANNUAL TREND FY 2017	FY 2016	FY 2015	FY 2014	FY 2011	QUARTERLY TREND 4Q 17	3Q 17	2Q 17	1Q 17	4Q 16	3Q 16	2Q 16	1Q 16	4Q 15	3Q 15	2Q 15	1Q 15	4Q 14
Core unamortized original issue discount	$ (1,178)	$ (1,249)	$ (1,304)	$ (1,351)	$ (2,117)	$ (1,178)	$ (1,197)	$ (1,215)	$ (1,232)	$ (1,249)	$ (1,264)	$ (1,279)	$ (1,293)	$ (1,304)	$ (1,316)	$ (1,327)	$ (1,339)	$ (1,351)
Other unamortized OID	(57)	(77)	(87)	(64)	(59)	(57)	(62)	(67)	(72)	(77)	(83)	(88)	(82)	(87)	(84)	(89)	(86)	(64)
GAAP unamortized original issue discount	$ (1,235)	$ (1,326)	$ (1,391)	$ (1,415)	$ (2,177)	$ (1,235)	$ (1,259)	$ (1,282)	$ (1,304)	$ (1,326)	$ (1,347)	$ (1,367)	$ (1,375)	$ (1,391)	$ (1,400)	$ (1,416)	$ (1,425)	$ (1,415)

(1) Excludes accelerated OID. See page 42 for definitions.

Net Financing Revenue (ex. OID) ($ millions)		ANNUAL TREND FY 2017	FY 2016	FY 2015	QUARTERLY TREND 4Q 17	3Q 17	2Q 17	1Q 17	4Q 16	3Q 16	2Q 16	1Q 16	4Q 15	3Q 15	2Q 15	1Q 15	4Q 14
GAAP Net Financing Revenue		$ 4,221	$ 3,907	$ 3,719	$ 1,094	$ 1,081	$ 1,067	$ 979	$ 976	$ 996	$ 984	$ 951	$ 983	$ 970	$ 916	$ 850	$ 799
Core original issue discount expense ("OID expense")		71	57	45	19	18	17	16	15	15	14	13	12	11	11	10	36
Net Financing Revenue ex. OID	[a]	$ 4,292	$ 3,964	$ 3,764	$ 1,113	$ 1,099	$ 1,084	$ 995	$ 991	$ 1,011	$ 998	$ 964	$ 995	$ 981	$ 927	$ 860	$ 835

Other Revenue (ex. OID) ($ millions)		ANNUAL TREND FY 2017	FY 2016	FY 2015	QUARTERLY TREND 4Q 17	3Q 17	2Q 17	1Q 17	4Q 16	3Q 16	2Q 16	1Q 16	4Q 15	3Q 15	2Q 15	1Q 15	4Q 14
GAAP Other Revenue		$ 1,544	$ 1,530	$ 1,142	$ 379	$ 381	$ 388	$ 396	$ 392	$ 388	$ 374	$ 376	$ 356	$ 332	$ 211	$ 243	$ 215
Accelerated OID & repositioning items		-	4	356	-	-	-	-	-	-	-	4	2	-	157	197	155
Adjusted Other Revenue	[a]	$ 1,544	$ 1,534	$ 1,498	$ 379	$ 381	$ 388	$ 396	$ 392	$ 388	$ 374	$ 380	$ 358	$ 332	$ 368	$ 440	$ 370

Adjusted Total Net Revenue ($ millions)		FY 2017	FY 2016	FY 2015	4Q 17	3Q 17	2Q 17	1Q 17	4Q 16	3Q 16	2Q 16	1Q 16	4Q 15	3Q 15	2Q 15	1Q 15	4Q 14
Adjusted Total Net Revenue	[a]+[b]	$ 5,836	$ 5,498	$ 5,262	$ 1,492	$ 1,480	$ 1,472	$ 1,391	$ 1,383	$ 1,399	$ 1,372	$ 1,344	$ 1,353	$ 1,313	$ 1,295	$ 1,301	$ 1,205

Note: Accelerated OID and repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities. See page 42 for definitions.

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